UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

date of Report (Date of earliest event reported): August 2, 2016

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MRC Global inc.

(Exact name of registrant as specified in its charter)

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Identification Number)
Delaware (State or other jurisdiction of incorporation)	001-35479 (Commission File Number)	20-5956993 (I.R.S. Employer Identification Number)
Fulbright Tower, 1301 McKinney Street, Suite 2300 Houston, Texas 77010 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (877) 294-7574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02Results of Operations and Financial Condition

On August 2, 2016, MRC Global Inc. (“MRC Global” or the “Company”) issued a press release announcing its financial results for the three and six months ended June 30, 2016. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01Regulation FD Disclosure.

MRC Global expects the following results with respect to the operations and performance of the Company for the 2016 fiscal year:

•

The Company expects 2016 revenue to be 25-30% lower than 2015, excluding 2015 OCTG revenue, or between $2.95 billion and $3.16 billion.    In 2015, the Company had $311 million in OCTG revenue, but sold this product line in the first quarter of 2016.

•

The Company expects revenue in the upstream sector to be down 35-40% (excluding 2015 OCTG revenue), revenue in the midstream sector to be down 23-28% and revenue in the downstream sector to be down 20-25%, in each case, for the full year 2016 as compared to 2015.

•

Given MRC Global’s current mix of products and projects, the Company expects a gross profit percentage in the mid to high 16% range and an Adjusted Gross Profit percentage in the mid to high 18% range for 2016.  Adjusted Gross Profit percentage is a non-GAAP measure that is not necessarily better than gross profit percentage.  The Company defines Adjusted Gross Profit as sales, less cost of sales, plus depreciation and amortization, plus amortization of intangibles, and plus or minus the impact of its LIFO inventory costing methodology. The Company presents Adjusted Gross Profit because the Company believes it is a useful indicator of the Company’s operating performance without regard to items, such as amortization of intangibles, that can vary substantially from company to company depending upon the nature and extent of acquisitions of which they have been involved. Similarly, the impact of the last-in, first-out (“LIFO”) inventory costing method can cause results to vary substantially from company to company depending upon whether they elect to utilize LIFO and depending upon which method they may elect. The Company uses Adjusted Gross Profit as a key performance indicator in managing its business. The Company believes that gross profit is the financial measure calculated and presented in accordance with U.S. generally accepted accounting principles that is most directly comparable to Adjusted Gross Profit.

The following table reconciles Adjusted Gross Profit and Adjusted Gross Profit percentage (non-GAAP measures) to gross profit and gross profit percentage (GAAP measures):

	Expected for the Year Ended 2016	Percentage of Expected Revenue*
Gross profit	$ 511	16.7%
Depreciation and amortization	22	0.7%
Amortization of intangibles	46	1.5%
Decrease in LIFO reserve	(8)	(0.3%)
Adjusted Gross Profit	$ 571	18.7%

*Percentages do not foot due to rounding. Percentages are based on the midpoint of revenue guidance provided above.

•	The Company expects to record a benefit of $8 million from its LIFO inventory costing methodology for 2016.

•

The Company expects to have selling, general and administrative expense of $126 million to $128 million in each of the third and fourth quarters of 2016, excluding any severance and restructuring expense the Company may incur in those quarters.

•	The Company expects to generate cash from operations in excess of $200 million in 2016.

•	The Company expects to have an effective tax rate of 22% for the full year of 2016.

•	The Company expects its total capital expenditures for 2016 to be approximately $35 – $40 million.

•

MRC Global is beginning another phase of its enterprise resource planning (“ERP”) implementation project by adding the remaining regions in the Company’s International segment to the software platform that the Company implemented in its Asia Pacific sub-region.  MRC Global expects this phase will be completed in 2017.

The above information, as well as information contained in Exhibit 99.1 referenced under Item 9.01 below, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Words such as “will,” “expect,” “expects,” “expected”, “looking forward”, “guidance” and similar expressions are intended to identify forward-looking statements.

Statements about the company’s business, including its strategy, the impact of changes in oil prices and customer spending, its industry, the company’s future profitability, the company’s guidance on its sales, Adjusted EBITDA, gross profit, gross profit percentage, Adjusted Gross Profit and Adjusted Gross Profit percentage, tax rate, capital expenditures and cash from operations, the company’s expectations regarding the pay down of its debt, growth in the company’s various markets and the company’s expectations, beliefs, plans, strategies, objectives, prospects and assumptions are not guarantees of future performance.  These statements are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements.  These statements involve known and unknown risks, uncertainties and other factors, most of which are difficult to predict and many of which are beyond our control, including the factors described in the company’s SEC filings that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements.

These risks and uncertainties include (among others) decreases in oil and natural gas prices; decreases in oil and natural gas industry expenditure levels, which may result from decreased oil and natural gas prices or other factors;

increased usage of alternative fuels, which may negatively affect oil and natural gas industry expenditure levels; U.S. and international general economic conditions; the company’s ability to complete successfully with other companies in MRC Global’s industry; the risk that manufacturers of the products the company distributes will sell a substantial amount of goods directly to end users in the industry sectors the company serves; unexpected supply shortages; cost increases by the company’s suppliers; the company’s lack of long-term contracts with most of its suppliers; suppliers’ price reductions of products that the company sells, which could cause the value of the company’s inventory to decline; decreases in steel prices, which could significantly lower MRC Global’s profit; increases in steel prices, which the company may be unable to pass along to its customers which could significantly lower its profit; the company’s lack of long-term contracts with many of its customers and the company’s lack of contracts with customers that require minimum purchase volumes; changes in the company’s customer and product mix; risks related to the company’s customers’ creditworthiness; the success of the company’s acquisition strategies; the potential adverse effects associated with integrating acquisitions into the company’s business and whether these acquisitions will yield their intended benefits; the company’s significant indebtedness; the dependence on the company’s subsidiaries for cash to meet its debt obligations; changes in the company’s credit profile; a decline in demand for certain of the products the company distributes if import restrictions on these products are lifted; environmental, health and safety laws and regulations and the interpretation or implementation thereof; the sufficiency of the company’s insurance policies to cover losses, including liabilities arising from litigation; product liability claims against the company; pending or future asbestos-related claims against the company; the potential loss of key personnel; interruption in the proper functioning of the company’s information systems and the occurrence of cyber security incidents; loss of third-party transportation providers; potential inability to obtain necessary capital; risks related to adverse weather events or natural disasters; impairment of our goodwill or other intangible assets; adverse changes in political or economic conditions in the countries in which the company operates; exposure to U.S. and international laws and regulations, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act and other economic sanction programs; risks associated with international stability and geopolitical developments; risks relating to ongoing evaluations of internal controls required by Section 404 of the Sarbanes-Oxley Act; the impact on us of changes in generally accepted accounting principles or tax laws or adverse positions taken by taxing authorities in the countries in which the company operates; and compliance with and changes in laws and regulations in the countries in which we operate.

For a discussion of key risk factors, please see the risk factors disclosed in the company’s SEC filings, which are available on the SEC’s website at www.sec.gov and on the company’s website, www.mrcglobal.com.  Our filings and other important information are also available on the Investor Relations page of our website at www.mrcglobal.com.

Undue reliance should not be placed on the company’s forward-looking statements. Although forward-looking statements reflect the company’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the company’s actual results, performance or achievements or future events to differ materially from anticipated future results, performance or achievements or future events expressed or implied by such forward-looking statements.  The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent required by law.

The information referenced under Item 7.01 (including Exhibit 99.1 referenced under Item 9.01 below) of this Current Report on Form 8-K is being “furnished” under “Item 7.01.  Regulation FD Disclosure” and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  The information set forth in this Current Report on Form 8-K (including Exhibit 99.1 referenced under Item 9.01 below) shall not be incorporated by reference into any registration statement, report or other document filed by MRC Global pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Press release of MRC Global Inc. dated August 2, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 2, 2016

MRC GLOBAL INC.

By: /s/ James E. Braun

James E. Braun

Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

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Exhibit No.	Description

99.1	Press release dated August 2, 2016